UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2013 (September 25, 2013)

Rally Software Development Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35868	84-1597294
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Walnut Street Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 565-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 25, 2013, Mr. Don Hazell resigned from his position as Executive Vice President, Strategic Accounts of Rally Software Development Corp. (the “Company”).  Mr. Hazell’s last day with the Company will be October 31, 2013.

The Company and Mr. Hazell are in the process of negotiating a separation agreement and release. If Mr. Hazell and the Company enter into such an agreement, a brief description of the terms and conditions of the agreement will be disclosed in a future Form 8-K filing.

On September 25, 2013, the Compensation Committee of the Company’s Board of Directors approved the adoption of the Company’s Fiscal Year 2014 Metric Based Bonus Plan (the “Plan”).  The Plan will be effective from August 1, 2013 through January 31, 2014.  The Plan benefits all of the Company’s executive officers and certain other employees that are designated as participants in the Plan.  The Plan provides for quarterly formula-based incentive payments.  The amount of the incentive payment for the third quarter and the fourth quarter of fiscal 2014 is determined based on the amount of the Company’s total sales bookings for each quarter.  No payment will be made if the total sales bookings metric for the applicable quarter does not equal 90% of the target amount.  Total payment under the Plan will not exceed 150% of the target payout under the Plan.  To be eligible for a quarterly payment under the Plan, a participant must be employed as of the first day and the last day of the applicable quarter.

Timothy A. Miller, the Company’s President, Chief Executive Officer and Chairman, is eligible to receive a target incentive payment under the Plan of $58,500 for each of the third quarter and fourth quarter of fiscal 2014.  James M. Lejeal, the Company’s Chief Financial Officer, Treasurer and Secretary is eligible to receive a target incentive payment under the Plan of $15,500 for each of the third quarter and fourth quarter of fiscal 2014.  Ryan A. Martens, the Company’s Chief Technology Officer, is eligible to receive a target incentive payment under the Plan of $14,750 for each of the third quarter and fourth quarter of fiscal 2014.  Mr. Hazell is eligible to receive a target incentive payment under the Plan of $13,750 for the third quarter of fiscal 2014.

A copy of the Plan will be filed as an exhibit to the Company’s next quarterly report on Form 10-Q.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rally Software Development Corp.

Dated: September 30, 2013
	By:	/s/ James M. Lejeal
James M. Lejeal
Chief Financial Officer, Treasurer and Secretary

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